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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
        Date of Report (Date of earliest event reported): July 16, 1998



                               THERMA-WAVE, INC.
            (Exact name of Registrant as specified in its charter)


           DELAWARE                    333-29871                94-3000561
[State or other jurisdiction of    [Commission File          [I.R.S. Employer
 incorporation or organization]         Number]           Identification Number]

     1250 Reliance Way, Fremont, California                       94539
     [Address of principal executive offices]                   [Zip Code]


                                (510) 490-3663
             [Registrant's telephone number, including area code]



                                Not applicable
         [Former name of former address, if changed since last report]
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Item 4. Change in Registrant's Certifying Accountant

  Effective July 16, 1998, the Company's management dismissed Ernst & Young LLP as the Company's independent accountants. Concurrent with such dismissal, the Company engaged PricewaterhouseCoopers LLP as the Company's independent accountants. The decision to dismiss Ernst & Young LLP as the Company's independent accountants was approved by the Board of Directors.

  The reports of Ernst & Young LLP on the Company's consolidated financial statements for each of the two fiscal years in the period ended March 31, 1998 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

  In connection with the audits of the Company's consolidated financial statements for each of the two fiscal years ended March 31, 1998, there were no disagreements between the Registrant and Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused them to make reference to the matter in their reports.

  There were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)) during the two fiscal years ended March 31, 1998.

  The Company has requested that Ernst & Young LLP furnish a letter addressed to the Securities and Exchange Commission stating whether Ernst & Young LLP agrees with the above statements. A copy of that letter is attached as Exhibit 16.1 to this Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (c)  Exhibits.

        Number      Exhibit

         16.1 Letter of Ernst & Young LLP regarding change in certifying accountant.

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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on July 21, 1998.


                               THERMA-WAVE, INC.
                                 (Registrant)



                             /s/ CHARLOTTE HOLLAND
                         ----------------------------

                               CHARLOTTE HOLLAND
                               Vice President of Finance

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